UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2023
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way	84123
Suite 200
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2023, the Board of Directors (the “Board”) of R1 RCM Inc. (the “Company”) appointed Clay Ashdown as a director of the Company, effective as of December 18, 2023, to serve until the Company’s 2024 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Pursuant to the Securities Purchase Agreement between the Company and IHC Health Services, Inc. (“Intermountain”) dated January 23, 2018 (the “Intermountain SPA”), and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Mr. Ashdown was appointed to the Board as the Investor Designee (as defined in the Intermountain SPA). Except for the Intermountain SPA, Mr. Ashdown was not selected pursuant to any arrangement or understanding between him and any other person. Additional information about transactions between the Company and Intermountain is set forth under the heading “Related Party Transactions—Intermountain Transactions” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2023, which information is incorporated by reference herein.

Mr. Ashdown has served as Intermountain’s Chief Financial Officer since October 23, 2023, where he has accountability over all finance and related functions at Intermountain, including finance operations, financial planning, accounting and internal audit, debt and credit management, rating agency/investor relations, payer contracting, revenue cycle, risk management, construction, and real estate. Mr. Ashdown has held numerous roles at Intermountain since joining the organization in 2000 and prior to his current role, Mr. Ashdown served as the Senior Vice President of Finance Operations. Before joining Intermountain, Mr. Ashdown worked at the public accounting firm of KPMG. Mr. Ashdown graduated from the University of Utah with a degree in Accounting and a minor in Russian, and he also earned an MBA from the University of Utah.

The Company has entered into an indemnification agreement with Mr. Ashdown in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Mr. Ashdown to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Ashdown, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: December 19, 2023

By: /s/ Jennifer Williams
Name: Jennifer Williams
Title: Chief Financial Officer